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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                                MAY 25, 2006
                Date of Report (Date of earliest event reported)

                        COMMISSION FILE NUMBER: 000-50760


                                MKA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)


         NEVADA                                       58-2670972
(State or other jurisdiction           (IRS Employer Identification File Number)
     of incorporation)

               2405 - 300 HUA HAI ROAD, SHANGHAI 200021, PR CHINA
                    (Address of Principal Executive Offices)

                                 +86-21-63354111
              (Registrant's telephone number, including area code)

                               - NOT APPLICABLE -
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Exhibits
Signature



Item 1.01 Entry into a Material Definitive Agreement

The Registrant entered into a definitive share exchange agreement with Mr. Jack Chen, Mr. Yiu Lo Chung, Mr. Guy Waters and Mr. Moredechay Kraselnick.

Effective May 25, 2006, the Registrant will exchange its seventy-five percent (75%) equity stake in MK Aviation, S.A. (hereinafter referred to as "MKA") with one hundred percent (100%) equity stake in Sancon Recycling Pty Ltd (hereinafter referred to as "Sancon") held by Mr. Jack Chen, Mr. Yiu Lo Chung and Mr. Guy Waters. Mr. Jack Chen, Mr. Yiu Lo Chung and Mr. Guy Waters will then exchange its seventy-five percent (75%) equity stake in MK Aviation, S.A. with 14,897,215 shares of the Registrant's common stock from Mr. Kraselnick and associated parties.

MKA is a subsidiary of the Registrant and incorporated under the laws of Panama, and has its executive offices located in the city of Panama. Sancon is a company duly incorporated under the laws of Australia, and with its executive offices located in Victoria, Australia.

Once the share exchange agreement is completed, it will cause change in control of the Registrant and changes of Board of Directors of the Registrant.

Item 9.01 Exhibition

Exhibition 1    Share Exchange Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                          MKA Capital Inc.
                                                          (REGISTRANT)

Date: May 25, 2006
                                                        By: /s/ David Chen
                                                    ----------------------------
                                                            David Chen
                                                     Chief Executive Officer